UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

Hampton Roads Bankshares, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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HAMPTON ROADS BANKSHARES, INC.

641 Lynnhaven Parkway

Virginia Beach, Virginia 23452

NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on: June 26, 2013

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Shareholders of Hampton Roads Bankshares, Inc. (the “Company”) will be held at the Hilton Virginia Beach Oceanfront at 3001 Atlantic Avenue, Virginia Beach, Virginia 23451, on June 26, 2013, at 9:00 a.m. for the following purposes:

(1)	Election of Directors. To elect eleven director nominees to the Company’s Board of Directors as identified in the attached proxy statement, each to serve as a director for a one-year term.

(2)	Ratification of Accountants. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

(3)	Advisory Vote on Executive Compensation. To allow shareholders to endorse or not endorse the compensation of the Company’s named executive officers as disclosed in the accompanying Proxy Statement.

(4)	Other Business. To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on May 28, 2013, will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

The Board of Directors unanimously recommends that shareholders vote FOR approval of each of the above items.

By Order of the Board of Directors:

Paul A. Driscoll
Secretary of the Board

June 7, 2013

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE PROMPTLY OR YOU MAY VOTE YOUR SHARES ONLINE AT HTTPS://WWW.RTCOPROXY.COM/HMPR OR BY CALLING 1-866-627-2415. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY SIGNED AND RETURNED YOUR PROXY OR VOTED ONLINE OR BY TELEPHONE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 26, 2013:

The Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 are available at: http://www.snl.com/irweblinkx/docs.aspx?iid=4066242.

HAMPTON ROADS BANKSHARES, INC.

641 Lynnhaven Parkway

Virginia Beach, Virginia 23452

PROXY STATEMENT

This proxy statement is being furnished to the shareholders of Hampton Roads Bankshares, Inc. (the “Company”) in connection with the solicitation of proxies by the board of directors (the “Board of Directors” or the “Board”) on behalf of the Company for use at its 2013 Annual Meeting of Shareholders to be held on June 26, 2013 (the “Annual Meeting”), at the time and place described in the accompanying Notice of Annual Meeting and at any adjournment thereof (the “Proxy Statement”). This Proxy Statement and the enclosed proxy card are being mailed to the shareholders of the Company on or about June 7, 2013.

The holders of Company common stock, par value $0.01 per share (“Common Stock”), as of the close of business on the record date, May 28, 2013, will be entitled to be present and to vote at the Annual Meeting. Each share of our Common Stock is entitled to one vote on each matter to be voted at the meeting. There are no other classes of our stock entitled to vote at the meeting. On May 28, 2013, there were 170,265,150 shares of our Common Stock outstanding and entitled to vote. To have a quorum that permits us to conduct business at the Annual Meeting, we require the presence, whether in person or through the prior submission of a proxy, of the holders of Common Stock representing a majority of the shares outstanding and entitled to vote on the record date. The Board of Directors requests that you execute and return the proxy promptly or vote online or by telephone, whether or not you plan to attend the meeting.

The persons named in the proxy card to represent shareholders who are present by proxy at the meeting are Thomas B. Dix, III, Senior Vice President, Treasurer and Interim Chief Financial Officer and Paul A. Driscoll, Senior Vice President, Secretary and General Counsel.

Use and Revocation of Proxies

If the enclosed proxy is properly executed in time for voting at the Annual Meeting, the shares represented thereby will be voted according to such instructions. If no instructions are given in an executed proxy, the proxy will be voted in favor of all matters up for consideration at the Annual Meeting and in the discretion of the proxy holders as to any other matters which may properly come before the meeting. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting, unless otherwise revoked.

Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder who has voted but for any reason desires to revoke such vote may do so at any time before the proxy is exercised by filing with the Secretary of the Company an instrument revoking it, executing and returning a proxy bearing a later date, submitting a later-dated vote online or by telephone or by attending the Annual Meeting and voting in person.

Solicitation of Proxies

We will bear the cost of soliciting proxies, which will be solicited primarily by mail. Proxies may also be solicited by our directors and employees personally, and by telephone, facsimile, or other means. No additional compensation will be paid to these individuals for proxy solicitation nor is it expected to result in more than a minimal cost to us. We may make arrangements directly with banks, brokerage houses, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of our Common Stock held of record by them and to obtain authorization for the execution of proxies. We expect to reimburse these institutional holders for their reasonable expenses in connection with these activities.

Abstentions and Broker Non-Votes

A shareholder may abstain or (only with respect to the election of directors) withhold his vote (collectively, “Abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of or against the relevant item.

A broker who holds shares in “street name” has the authority to vote on certain items when it has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters presented to shareholders without instructions from the beneficial owner. “Broker shares” that are voted on at least one matter will be counted for purposes of determining the existence of a quorum for the transaction of business at the Annual Meeting. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker non-vote.” Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to the Company of such inability to vote, broker non-votes will not be counted as voting in favor of or against the particular matter. A broker is prohibited from voting on the election of directors or the advisory vote on executive compensation without instructions from the beneficial owner; therefore, there may be broker non-votes on Proposals 1 and 3. A broker may vote on the ratification of the independent public accountants; therefore, no broker non-votes are expected to exist in connection with Proposal 2. Abstentions and broker non-votes will not count as votes cast and will have no effect on the outcome of Proposals 1, 2, or 3.

QUESTIONS AND ANSWERS ABOUT

THE ANNUAL MEETING AND THIS PROXY STATEMENT

Why did you send me this Proxy Statement?

We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors is soliciting your proxy vote at the Annual Meeting. This Proxy Statement summarizes information on the proposals to be considered at the Annual Meeting.

When is the Annual Meeting?

Wednesday, June 26, 2013, at 9:00 a.m., Eastern Time.

Where will the Annual Meeting be held?

Hilton Virginia Beach Oceanfront at 3001 Atlantic Avenue, Virginia Beach, Virginia 23451.

What items will be voted upon at the Annual Meeting?

You are voting on the following proposals:

1.	Election of Directors. To elect eleven directors, each for a one-year term.

2.	Ratification of Accountants. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

3.	Advisory Vote on Executive Compensation. To allow shareholders to endorse or not endorse the compensation of the Company’s named executive officers.

How do I vote by proxy?

We offer multiple alternative methods of voting your proxy:

•	TELEPHONE VOTING: Available until 3:00 a.m. Eastern Time on June 26, 2013.

•	On a touch-tone telephone, call TOLL FREE 1-866-627-2415, 24 hours a day, 7 days a week;

•	In order to vote via telephone, have the voting form in hand, call the number above and follow the instructions; and

•	Your vote will be confirmed and cast as you directed.

•	INTERNET VOTING: Available until 3:00 a.m. Eastern Time on June 26, 2013.

•	Visit the Internet voting website at https://www.rtcoproxy.com/hmpr;

•	In order to vote online, have the voting form in hand, go to the website listed above and follow the instructions;

•	Your vote will be confirmed and cast as you directed; and

•	You will only incur your usual Internet charges.

•	VOTING BY MAIL: Using the attached proxy card and postage-paid envelope.

•	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope;

•	To be voted, mailed proxy cards must be received by 7:00 a.m. Eastern Time on June 26, 2013; and

•	If you are voting by telephone or through the Internet, please do not return your proxy card.

•

IN PERSON: If you prefer to submit your proxy in person, you may attend the Annual Meeting scheduled on June 26, 2013 at 9:00 a.m. Eastern Time at Hilton Virginia Beach Oceanfront at 3001 Atlantic Avenue, Virginia Beach, Virginia 23451.

If you sign, date and return your proxy card before the Annual Meeting, your shares will be voted as you direct. You may vote “for” or “against” or you may abstain (or with respect to the election of directors, withhold) from voting on each proposal identified herein. If you return your signed proxy card but do not specify how you want to vote your shares, your shares will be voted “FOR” each action to be voted on at the Annual Meeting.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost-effective and convenient methods of voting, 24 hours a day, 7 days a week.

How many votes are required?

Proposal One – Election of Directors. The election of any of the nominees to the Board of Directors will be approved if a quorum is present and if there is an affirmative vote of a plurality of the shares represented at the meeting. Brokers will not be able to vote your shares with respect to the election of directors if you have not provided them with voting instructions. Abstentions and broker non-votes will not be counted as either an affirmative vote or a negative vote regarding the election of directors, and therefore will have no legal effect on the election of directors.

Proposal Two – Ratification of Accountants. The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013 will be approved if a quorum is present and a majority of the votes cast at the meeting vote in favor of this proposal. Neither abstentions nor broker non-votes will be counted as votes cast for purposes of determining whether the proposal has received sufficient votes for approval.

Proposal Three – Advisory Vote on Executive Compensation. The compensation of the named executive officers under this proposal will be approved if a quorum is present and a majority of the votes cast at the meeting vote in favor of this proposal. Neither abstentions nor broker non-votes will be counted as votes cast for purposes of determining whether the proposal has received sufficient votes for approval.

What is the effect of abstentions and broker non-votes?

The inspector will treat valid proxies marked “abstain” or proxies required to be treated as broker “non-votes” as present for purposes of determining whether there is a quorum at the Annual Meeting. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner of the shares. Abstentions and broker non-votes will have no effect on the outcome of Proposals 1, 2 or 3.

Brokers may vote on routine matters but do not have discretionary power to vote your shares on “non-routine” matters unless the broker receives appropriate instructions from you. The election of directors and the advisory vote on executive compensation are considered “non-routine” matters. Therefore, we strongly urge you to vote your shares.

What constitutes a “quorum” for the Annual Meeting?

We require the presence, whether in person or through the prior submission of a proxy, of the holders of Common Stock representing a majority of the shares outstanding and entitled to vote on the record date. A quorum is necessary to conduct business at the Annual Meeting. Because there were 170,278,452 shares of Common Stock issued and outstanding as of May 28, 2013, at least 85,132,575 shares must be present or represented by proxy at the Annual Meeting for a quorum to exist.

Who can vote?

You are entitled to vote your Common Stock if our records show that you held your shares as of the close of business on May 28, 2013, the record date for the Annual Meeting. On that date, there were 170,265,150 shares of Common Stock outstanding and entitled to vote. The Common Stock is our only class of outstanding voting securities for purposes of the Annual Meeting.

Who pays for the solicitation of proxies?

This Proxy Statement is being furnished in connection with the solicitation of proxies by our Board of Directors. We will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. In addition to being solicited through the mails, proxies may be solicited personally or by telephone, facsimile or email by our officers, directors or employees who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons. Such brokerage houses and other custodians, nominees and fiduciaries will be reimbursed for their reasonable expenses incurred in connection therewith.

Are there any dissenters’ rights or appraisal rights?

Under the Virginia Stock Corporation Act, the shareholders are not entitled to dissenters’ rights or appraisal rights with respect to any of the proposals.

What is the voting recommendation of the Board?

The Board of Directors recommends a vote “FOR” all of the Proposals included in this Proxy Statement.

Where can I find the voting results?

We will publish the voting results of the Annual Meeting on a Current Report on Form 8-K within 4 business days after the date of the meeting. You will be able to find such Form 8-K at the Investor Relations section of our website at: http://www.snl.com/irweblinkx/docs.aspx?iid=4066242

Whom should I contact if I have any questions?

If you have any questions before you vote, please contact Thomas B. Dix, III, Senior Vice President, Treasurer and Interim Chief Financial Officer or Paul A. Driscoll, Senior Vice President, Secretary and General Counsel at Hampton Roads Bankshares, Inc., 641 Lynnhaven Parkway, Virginia Beach, Virginia 23452 at (757) 217-1000.

PROPOSAL ONE: ELECTION OF DIRECTORS

OF HAMPTON ROADS BANKSHARES, INC.

Nominees for Election

We currently have ten directors on our Board, which was previously divided into three staggered classes for purposes of election. In December 2012, our shareholders approved our Amended and Restated Articles of Incorporation to declassify the Board. As part of the transition to a declassified Board, directors who have been elected to three-year terms prior to the 2012 Annual Meeting will complete those terms. As of the 2013 Annual Meeting, the only director who continues to serve the remainder of a three-year term is W. Lewis Witt. His term will be complete at the 2014 Annual Meeting and the entire Board of Directors will be elected annually at that time.

Our Amended and Restated Articles of Incorporation provide that the Company will have no less than eight and no more than twenty-four members of the Board of Directors. The Bylaws require all directors to be shareholders of the Company and require a majority of directors to be citizens of Virginia. All nominees were nominated by the Corporate Governance and Nominating Committee and approved by the Board of Directors.

DIRECTORS AND DIRECTOR NOMINEES

The following biographical information discloses each director’s and director nominee’s age, business experience, and other directorships held during the past five years. It also includes the experiences, attributes, and skills that caused the nominating committee and the Board of Directors to determine that the individual should serve as a director for the Company and the year that each individual was first elected to the Board of Directors of the Company or previously to the Board of Directors of Bank of Hampton Roads, the predecessor to and now a wholly-owned subsidiary of the Company. Unless otherwise specified, each nominee has held his current position for at least five years.

The election of each nominee requires the affirmative vote of a plurality of the votes cast by the shares entitled to vote. Proxies received from Company shareholders will be voted for the election of such nominees unless marked to the contrary. A shareholder of the Company who desires to withhold voting of the proxy for all or one or more nominees may so indicate on his or her proxy. All of the nominees, except for Mr. Poelker and Mr. Gurgovits, are current members of the Company’s Board of Directors. Mr. Poelker and Mr. Gurgovits were selected by our Corporate Governance and Nominating Committee to serve on the Board of Directors. All of the nominees have consented to be named and have indicated their intent to serve if elected. If any nominee becomes unable to serve, an event which is not anticipated, the proxy will be voted for a substitute nominee to be designated by the Company’s Board of Directors, or the number of directors will be reduced.

Nominees for Election of Directors with Terms Expiring in 2014

James F. Burr, 47, Director since 2013

Mr. Burr has been a managing director in the Global Financial Services Group of The Carlyle Group (“Carlyle”) since July 2008. From 2006 to 2008, Mr. Burr served as Corporate Treasurer of

Wachovia Bank, where he was responsible for activities relating to funding, investing, risk transference, balance sheet management, liquidity, and capital usage. Previously Mr. Burr had served in various other roles, including Assistant Treasurer, Controller of the Corporate and Investment Bank, Product Controller of Treasury/Balance Sheet Management and Structured Products, and Management Analyst, at Wachovia since he began there in 1992. Mr. Burr began his career at Ernst &Young, where he was a CPA focused on banking and computer audit issues. Mr. Burr was designated to the Company’s Board of Directors by an affiliate of Carlyle pursuant to the terms of the Investment Agreement between the Company and Carlyle and is being nominated to continue as a director in accordance with the requirements of that Investment Agreement. Mr. Burr also serves on the Board of Directors of Central Pacific Financial Corp. Mr. Burr has more than 20 years of banking and accounting experience, which gives him unique insight into the various regulatory and financial issues facing banking organizations. His experiences at Carlyle and Wachovia have earned him a respected reputation in the banking industry and the Company believes he would be an invaluable asset to the Company’s Board.

Patrick E. Corbin, 59, Director since 2009

Mr. Corbin is the Managing Shareholder of Corbin & Company, P.C. He has been a Certified Public Accountant since 1979. He is a member of professional organizations including the American Institute of Certified Public Accountants, the Virginia Society of Certified Public Accountants, and the Tidewater Virginia Society of Certified Public Accountants. He is a director and past chairman of the Chesapeake Alliance. He was designated as “Super CPA” by Virginia Business magazine in the fields of litigation support and business valuation for the years 2002-2011. Mr. Corbin brings significant experience to the Board in the fields of accounting and small business.

Henry P. Custis, Jr., 68, Director since 2008

Mr. Custis currently serves as Chairman Emeritus of the Company’s Board of Directors, a position he has held since May 2013. From 2010 until May 2013 Mr. Custis served as Chairman of the Company’s Board of Directors. Mr. Custis is a Partner at Custis, Dix, Lewis and Custis, a law firm in Accomac, Virginia. He has practiced law since 1970. He was Chairman of the Board of Shore Bank from 1997 until its merger with the Company on June 1, 2008. He has practiced law for 39 years, served on bank boards for 36 years, and has been an investor for 35 years. Mr. Custis’ familiarity with the Company and Shore Bank, and his extensive experience in bank governance, make him highly qualified to serve on the Company’s Board of Directors.

Douglas J. Glenn, 46, Director since 2006

Mr. Glenn is President and Chief Executive Officer of the Company and Chief Executive Officer of Bank of Hampton Roads. He was appointed Executive Vice President and General Counsel of the Company and Bank of Hampton Roads in 2007. He added the responsibilities of Chief Operating Officer of the Company in February 2009. He was named Interim President and Chief Executive Officer of the Company and Bank of Hampton Roads in August 2011 and became President and Chief Executive Officer in February 2012. Prior to joining the Company, Mr. Glenn practiced law at Pender & Coward, P.C. in Virginia Beach, Virginia. His law practice was focused primarily on small business clients and clients involved in various aspects of real estate. His knowledge of small business and real estate finance and legal issues are valuable attributes for the Company’s Board of Directors.

Robert B. Goldstein, 73, Director since 2010

Robert B. Goldstein is a Founding Principal in CapGen Capital Advisers LLC (“CapGen”), a private equity fund that invests in banks and financial service companies. Mr. Goldstein was designated to the Company’s Board by an affiliate of CapGen pursuant to the terms of the Investment Agreement between the Company and CapGen and has been nominated as a director in accordance with the requirements of that Investment Agreement. His experience includes many years in commercial banks, savings and loan associations, and other financial institutions. Over the years, he has been CEO of numerous banks and thrift banks, ranging in size from small to large cap and located in various geographic areas, and on the boards of directors as both a management member as well as serving as an independent director. In addition to his role as a Founding Principal of CapGen Capital Advisers LLC, Mr. Goldstein serves on the board of FNB Corporation, Hermitage, PA; on the board of Seacoast Banking Corporation and Seacoast National Bank, Stuart, FL; and on the board of Palmetto Bancshares, Inc. and Palmetto Bank, Greenville, SC. Additionally, he is a member of the Executive Network of Glencoe Capital LLC, Chicago, IL. Mr. Goldstein draws from a team of highly experienced bankers who bring skills in diverse areas such as risk management, asset quality administration, audit, finance, and marketing.

Hal F. Goltz, 30, Director since 2010

Mr. Goltz was designated to the Company’s Board of Directors by an affiliate of Anchorage Advisors (“Anchorage”) pursuant to the terms of the Investment Agreement between the Company and Anchorage and has been nominated to continue as a director in accordance with the requirements of that Investment Agreement. Mr. Goltz has been a Senior Analyst at Anchorage Advisors since October 2007. From June 2004 to June 2007, he was an Event Driven Analyst of Citadel Investment Group. Mr. Goltz has significant experience in the financial services industry and experience with distressed financial institutions.

Stephen J. Gurgovits, 70, Director Nominee

Mr. Gurgovits served as Chief Executive Officer of F.N.B. Corporation (“FNB”) and its subsidiary, First National Bank of Pennsylvania (“First National Bank”), from 2004 until his retirement in January 2012. During his 50-year career with FNB and First National Bank, Mr. Gurgovits served in various retail, commercial banking and executive capacities. He has served on the Board of Directors of FNB and First National Bank since 1981 and currently serves as Chairman of both entities. Mr. Gurgovits’ leadership experience includes his service as the chairman of the Pennsylvania Bankers Association from 2003 to 2004, a director of the American Bankers Association from 2005 to 2008 and a member of the American Bankers Council. These positions give Mr. Gurgovits unique qualifications and experience working in various aspects of the financial services industry. These leadership roles as well as his 50 years of banking experience led the Company to believe that he would be valuable contributor to the Company’s Board of Directors.

Charles M. Johnston, 58, Director since 2012

Mr. Johnston is Chairman of the Company’s Board of Directors, a position he has held since May 2013. Mr. Johnston served as Chief Financial Officer of Eastern Bank Corporation, an $8.0 billion bank holding company headquartered in Boston, from 2003 until his retirement in March 2012. From 1996 until its sale to Citizens Financial Group in 2003, he was Chief Financial Officer of Commonwealth Bancorp, a $2.0 billion bank holding company headquartered in Philadelphia. From 1994 to 1996, he was Chief Financial Officer of TFC Enterprises, an auto finance company headquartered in Norfolk, Virginia. Previously he served in Treasury, Financial Planning, and Investor Relations roles at Mellon Bank

Corporation and Treasury, Accounting, and Internal Audit roles at United States Steel Corporation. As a former executive of numerous financial institutions, Mr. Johnston brings extensive experience and knowledge of the banking and financial services industry to the Company’s Board. His experience and qualifications in financial and risk management led the Company to believe that he is highly qualified to serve on the Company’s board.

William A. Paulette, 65, Director since 2009

Mr. Paulette was a director of Gateway Bank and Trust Company (“Gateway”) at the time of its merger with the Company on December 31, 2008 and was a director of Bank of Richmond from 1998 to 2007. He has served on the board of Virginia Military Institute since 2003. He is founder, President, and CEO of KBS, Inc., a construction firm based in Richmond, Virginia. He is responsible for the general management of KBS including its financial success. Mr. Paulette brings to the Board substantial knowledge of the construction business and the Richmond market.

John S. Poelker, 70, Director Nominee

Mr. Poelker has been the President of the The Poelker Consultancy, Inc. since 2005. The Poelker Consultancy, Inc. provides a wide range of strategic and financial management advisory and consulting services to banks and financial services companies. Through his consultancy, Mr. Poelker has served in a number of senior executive officer roles on a temporary basis at various financial institutions, including: Chief Financial Officer of State Bank Financial Corporation from August 2010 to October 2011; Chief Executive Officer of Beach First National Bank from February 2010 to April 2010; President and Chief Executive Officer of State Bank of Georgia from December 2009 to February 2010; and President and Chief Executive Officer of Georgian Bancorporation Inc. and Georgian Bank from July 2009 through September 2009. Previously, he had served as Executive Vice President and Chief Financial Officer of Old National Bancorp from 1998 to 2005. Mr. Poelker currently serves on the Board of Directors of First Banks, Inc. and Capmark Bank. He previously served on the Board of Directors of First Charter Corporation from 2006 until it was acquired by Fifth Third Bank in 2008. Mr. Poelker brings experience and knowledge of the banking and financial services industry through his consultancy and executive officer roles that will be significant attributes to the Board of Directors.

Billy G. Roughton, 68, Director since 2008

Mr. Roughton was a director of Gateway at the time of its merger with the Company on December 31, 2008 and was Chairman of the Board of Gateway until May 2009. He has been President and CEO of BGR Development, a company that develops and manages both residential and commercial real estate, since 1974. Additionally, he has been Dealer Principal, President, and CEO of JEB Management Services, Inc., doing business as Alliance Nissan, which is a franchised automobile dealership, since 2009. Furthermore, Mr. Roughton is the Managing Partner of various companies involved in real estate development and project management for both residential and commercial real estate. He is directly involved in the management of these business ventures including, among other aspects, personnel management, financing, project cash flow, permit acquisition, operations, and overall viability and corporate stability. Mr. Roughton has substantial knowledge of the market for residential and commercial real estate and of participants in the market in the Outer Banks area of North Carolina.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS

VOTE “FOR” THE NOMINEES LISTED ABOVE.

Incumbent “Class A” Director with Term Expiring in 2014

W. Lewis Witt, 70, Director since 2001

Mr. Witt has been the Owner and President of Inner-view, Ltd., a utility contractor, since September 1976 and has been the owner of Greenbrier Self Storage since 1997. Mr. Witt’s involvement with utility contracting acquaints him with a wide network of community officials and other contractors. He is knowledgeable regarding the South Hampton Roads real estate and development market and many of its participants.

NON-DIRECTOR EXECUTIVE OFFICERS

(INCLUDING NAMED EXECUTIVE OFFICERS)

The following sets forth the names, ages, and business experience for the past five years of the Company’s executive officers (including named executive officers pursuant to Item 402 of Regulation S-K (“Named Executive Officers”)), other than the ones listed under “Directors” above.

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Thomas B. Dix, III, 34, is the Interim Chief Financial Officer of the Company and Senior Vice President and Treasurer of the Company and Bank of Hampton Roads. Mr. Dix has served as Senior Vice President and Treasurer of the Company and Bank of Hampton Roads since May 2011, and assumed the position of Interim Chief Financial Officer of the Company on April 1, 2013. Mr. Dix served as Corporate Secretary of the Company and Bank of Hampton Roads from October 2011 until he was named Interim Chief Financial Officer. Previously, Mr. Dix served as Senior Vice President and Credit Risk Manager of the Company from January 2010 through April 2011, Senior Vice President and Chief Lending Officer of Shore Bank from September 2009 through December 2009, and Vice President, Commercial Banking for Bank of Hampton Roads from April 2009 to August 2009. Before joining Bank of Hampton Roads in April 2009, Mr. Dix held positions in credit, asset-based lending, branch management and commercial lending with Mercantile Peninsula Bank/PNC Bank and its predecessor institutions from 2001 to 2009.

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Robert J. Bloxom, 50, is an Executive Vice President and the Company’s Chief Risk Officer and Chief Operating Officer, positions he assumed in September 2010 and February 2012, respectively. Prior to joining the Company, Mr. Bloxom was Senior Vice President and Chief Lending Officer of Shore Bank from 2006 until its merger into the Company.

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W. Thomas Mears, 47, is the President & Chief Executive Officer of Shore Bank and President of Commercial Banking of Bank of Hampton Roads, positions he assumed in January 2011 and January 2012, respectively. Prior to joining the Company, he was Market President for Wilmington Trust Company from April 2010 to December 2010 and Regional President / Market Executive for PNC Bank and its predecessor institutions from 1989 to 2010.

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Donna Richards, 50, is the President of Bank of Hampton Roads, a position she assumed in August 2012. Ms. Richards has also served as Retail Banking Executive since October 2010. Ms. Richards served as Market President from May 2006 to October 2010.

Family relationships

There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

BENEFICIAL OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS,

AND PRINCIPAL SHAREHOLDERS OF THE COMPANY

The following table sets forth for (1) each director and the executive officers named in the Summary Compensation Table, (2) all directors and executive officers as a group, and (3) each beneficial owner of 5% or more of our Common Stock: (i) the number of shares of Common Stock beneficially owned on May 28, 2013, and (ii) such person’s or group’s percentage ownership of outstanding shares of Common Stock on such date. All of the Company’s directors and executive officers receive mail at the Company’s principal executive office at Attn: Douglas J. Glenn, President and Chief Executive Officer at Hampton Roads Bankshares, Inc., 641 Lynnhaven Parkway, Virginia Beach, Virginia 23452.

This table is based upon information supplied by officers, directors, and principal shareholders. Unless indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Name	Number of Shares Beneficially Owned		Percent of Outstanding Shares(1)

Certain Beneficial Owners:

CapGen Capital Group VI LP(2) 280 Park Avenue 40th Floor West, Suite 401 New York, NY 10017	51,024,981		29.97

Carlyle Financial Services Harbor, L.P.(3) c/o The Carlyle Group 1001 Pennsylvania Avenue, NW Suite 220 South Washington, DC 20004-2505	42,398,583		24.90

ACMO-HR, L.L.C.(4) c/o Anchorage Capital Group, L.L.C. 610 Broadway 6th Floor New York, NY 10012	42,398,583		24.90

Affiliates of Fir Tree, Inc.	12,810,022	(5)	7.52

Directors:
Douglas J. Glenn	12,067	(6)	*
Henry P. Custis, Jr.	15,221	(7)	*
James F. Burr(3)	—		*
Patrick E. Corbin	140,055	(8)	*
Robert B. Goldstein(14)	51,024,981		29.97
Hal F. Goltz	—		*
Stephen J. Gurgovits	—		*
Charles M. Johnston	10,000		*
William A. Paulette	16,694	(9)	*
John S. Poelker	—		*
Billy G. Roughton	57,069	(10)	*
W. Lewis Witt	75,266	(11)	*

Non-Director Executive Officers (not included above):
Stephen P. Theobald	9,853		*
Thomas B. Dix, III	—		*
Robert J. Bloxom	9,653	(12)	*
W. Thomas Mears	876		*
Donna W. Richards	2,245	(13)	*

All Directors and Executive Officers, as a group (17 persons)	51,373,980		30.17

(1)	Applicable percentages are based on 170,265,150 shares outstanding on May 28, 2013. Shares of Common Stock subject to warrants, options, or rights exercisable within 60 days of May 28, 2013 are deemed outstanding (without regard for limitations on exercise) for computing the percentage of the person holding such warrants, options, or rights but are not deemed outstanding for computing the percentage held by any other person. The table includes shares owned by spouses, other immediate family members, in trust, shares held in retirement accounts or funds for the benefit of the named individuals, shares held as restricted stock, and other forms of ownership over which shares the persons named in the table may possess voting and/or investment power.

(2)	Mr. Eugene A. Ludwig is the managing member of CapGen Capital Group VI LLC, which is the general partner of CapGen Capital Group VI LP. Robert B. Goldstein is a director of the Company and a founding Principal in CapGen.
(3)	Carlyle Group Management L.L.C. is the general partner of The Carlyle Group L.P., which is a publicly traded entity listed on NASDAQ. The Carlyle Group L.P. is the sole member of Carlyle Holdings II GP L.L.C., which is the general partner of Carlyle Holdings II L.P., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the general partner of TC Group Cayman Investment Holdings Sub L.P., which is the sole shareholder of Carlyle Financial Services, Ltd., which is the general partner of TCG Financial Services, L.P., which is the general partner of Carlyle Financial Services Harbor, L.P. By virtue of these relationships, the aforementioned entities may be deemed to share beneficial ownership of the shares of Common Stock owned by Carlyle Financial Services Harbor, L.P. Each such entity expressly disclaims beneficial ownership of the shares of Common Stock owned by Carlyle Financial Services Harbor, L.P. except to the extent of its pecuniary interest herein.
(4)	All investment and voting decisions with respect to the shares of Common Stock held by ACMO-HR, L.L.C. are made by Anchorage Capital Group, L.L.C. (formerly named Anchorage Advisors, L.L.C.). Because of their respective relationships with ACMO-HR, L.L.C. and each other, each of Anchorage Advisors Management, L.L.C., Anchorage Capital Group, L.L.C., Anchorage Capital Master Offshore, Ltd., ACMO-HR, L.L.C and Messrs. Anthony L. Davis and Kevin M. Ulrich may be deemed to share voting and disposition power with respect to the shares of Common Stock beneficially owned by ACMO-HR, L.L.C. None of these persons or entities may be deemed to have sole voting and disposition power with respect to any shares of Common Stock beneficially owned by ACMO-HR, L.L.C. Hal F. Goltz is a director of the Company and is a senior analyst with Anchorage.
(5)	Fir Tree, Inc. may be deemed to beneficially own the shares of Common Stock held by Fir Tree Value Master Fund, L.P. as a result of being the investment manager of Fir Tree Value Master Fund, L.P. Fir Tree Value Master Fund, L.P. may direct the vote and disposition of the shares of Common Stock beneficially held by it. Fir Tree, Inc. has been granted investment discretion over the Common Stock held by Fir Tree Value Master Fund, L.P. and thus has the shared power to direct the vote and disposition of the shares of Common Stock beneficially held by Fir Tree Value Master Fund, L.P. Fir Tree, Inc. is also the investment manager of Fir Tree REOF II Master Fund, LLC and has been granted investment discretion over the Common Stock held by Fir Tree REOF II Master Fund, LLC and thus also has the shared power to direct the vote and disposition of such shares of Common Stock.
(6)	Includes 11 shares in the Company’s 401(k) Profit Sharing Plan and Trust for Douglas J. Glenn, 186 shares held in the Company’s 401(k) Profit Sharing Plan and Trust for Tiffany K. Glenn (wife), 71 shares held by Tiffany K. Glenn, 303 shares owned by Tiffany K. Glenn, 713 shares held in the Company’s director compensation plans for Douglas J. Glenn, 18 shares held by Tiffany K. Glenn as custodian for Grayson Glenn (son), and 18 shares held by Tiffany K. Glenn as custodian for Bayler Glenn (daughter).
(7)	Includes 13,221 shares held in a revocable trust for Henry P. Custis and 2,000 shares owned by Linda Custis (wife).
(8)	Includes 8 shares owned by Brenda C. Corbin, 297 shares held in a deferred compensation plan for Patrick E. Corbin, and 139,750 shares held in a revocable trust for Patrick E. Corbin.
(9)	Includes 1,194 shares owned jointly with Carolyn E. Paulette (wife).
(10)	Includes 15,463 shares jointly held with Mildred H. Roughton (wife), 3,590 shares held in an IRA for Billy G. Roughton, and 422 shares held in an IRA for Mildred H. Roughton (wife).
(11)	Includes 253 shares held in an IRA for W. Lewis Witt, 908 shares held in an IRA for Judith W. Witt (wife), 13,427 shares held in the Company’s director compensation plans for W. Lewis Witt, 3,979 shares owned by Inner-View, Ltd., a company owned by W. Lewis Witt, 6,037 shares held in an IRA for W. Lewis Witt, 2,100 shares held by BHR as Custodian for W. Lewis Witt, and 5,231 shares for TOD Registration Account.
(12)	Includes 324 shares as custodian under VUGMA and 310 shares held in an IRA for Victoria H. Bloxom (wife).

(13)	Includes 2,245 shares held in an IRA for Donna W. Richards.
(14)	As a principal member and member of the investment committee of CapGen, LLC, the general partner of CapGen Capital Group VI LP, Mr. Goldstein may be deemed to be the indirect beneficial owner of such shares or shares underlying the warrants under Rule 16a-1(a)(2) promulgated under the Exchange Act. Pursuant to Rule 16a-1(a)(4) promulgated under the Exchange Act, Mr. Goldstein disclaims that he is the beneficial owner of such shares, to the extent of his pecuniary interest. The shares attributable to Mr. Goldstein in this table are the same shares attributable to CapGen Capital Group VI LP.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers, and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of ownership and reports of changes in beneficial ownership with the SEC. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers, and greater than 10% beneficial owners were complied with in 2012, except for the following: Douglas J. Glenn failed to timely file a Form 4 to report two transactions, Henry P. Custis, Jr. failed to timely file two Form 4s to report four transactions, Patrick E. Corbin failed to timely file a Form 4 to report two transactions, Charles M. Johnston failed to timely file a Form 4 to report one transaction, William A. Paulette failed to timely file a Form 4 to report two transactions, Billy G. Roughton failed to timely file a Form 4 to report two transactions, and W. Lewis Witt failed to timely file two Form 4s to report four transactions.

CORPORATE GOVERNANCE

Director Independence

The Board is comprised of a majority of independent directors as defined by the NASDAQ listing standards. The Board of Directors in its business judgment has determined that the following of its members are independent as defined under the NASDAQ Stock Market’s listing standards: Patrick E. Corbin, Henry P. Custis, Robert B. Goldstein, Hal F. Goltz, Charles M. Johnston, William A. Paulette, and W. Lewis Witt. In reaching this conclusion, the Board of Directors considered that the Company and its subsidiaries provide services to, and otherwise conduct business with, certain members of the Board of Directors or members of their immediate families or companies with which members of the Board of Directors are affiliated. These transactions are discussed in greater detail in the “Certain Relationships and Related Transactions” section of this Proxy Statement.

Based on these standards, the Board of Directors determined that Billy G. Roughton was not independent because he owns two branches that the Company leases. These transactions are discussed in greater detail in the “Certain Relationships and Related Transactions” section of this Annual Report on Form 10-K. Except for Billy G. Roughton, none of our non-employee directors, their immediate family members, or employees, are engaged in such relationships with us.

The Board of Directors considered the following transactions between us and certain of our directors or their affiliates and determined that such transactions did not impair the director’s independence under the above standard:

•	Loans made by us and our subsidiaries to certain directors and their associates in the ordinary course of business.

•	Payments, which were under $200,000 and 5% of such company’s consolidated gross revenues, for the lease of property made to Accawmacke Associates, a business affiliated with Henry P. Custis, Jr.

•	Transaction-related fees paid to Carlyle Investment Management L.L.C. in connection with the Private Placement and the relationship that James F. Burr has with this entity.

•	Transaction-related fees paid to ACMO-HR, L.L.C. in connection with the Private Placement and the relationship that Hal F. Goltz has with this entity.

•	Transaction-related fees paid to CapGen Capital Group VI LP in connection with the Private Placement and the relationship that Robert B. Goldstein has with this entity.

Committees

The Company currently has separate Audit, Compensation, and Corporate Governance and Nominating Committees that are composed of directors who are each an “independent director” as that term is defined under the NASDAQ Stock Market’s listing standards and the requirements of the SEC.

Audit Committee

The Audit Committee consisted of Patrick E. Corbin, Charles M. Johnston, William A. Paulette, and W. Lewis Witt. The Board of Directors determined that all of these directors were “independent directors” as that term is defined under the NASDAQ Stock Market’s listing standards and the requirements of the SEC.

The Audit Committee and the Board of Directors has designated Patrick E. Corbin as the Audit Committee Financial Expert, as defined under the SEC’s rules. The Audit Committee’s charter appears on the Company’s website at http://www.snl.com/irweblinkx/corporateprofile.aspx?iid=4066242.

The Audit Committee is responsible for the appointment, compensation, and oversight of the work of the independent registered public accounting firm of the Company. It also must pre-approve all audit and non-audit services provided by the independent registered public accounting firm. The Audit Committee acts as the intermediary between the Company and the independent registered public accounting firm and reviews the reports of the independent registered public accounting firm. The Audit Committee held five meetings in 2012. Refer to the “Audit Committee Report” below.

Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process, including internal control over financial reporting, on behalf of the Board of Directors. As required by the Audit Charter, each Audit Committee member satisfies the independence and financial literacy requirements for serving on the Audit Committee, and at least one member has accounting or related financial management expertise, all as stated in the NASDAQ rules.

Management has the primary responsibility for the consolidated financial statements and the reporting process, including internal control over financial reporting. In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared using U.S. generally accepted accounting principles (“GAAP”). The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.

The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, including their judgment about the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates in the Company’s consolidated financial statements; all critical accounting policies and practices to be used; all alternative treatments within U.S. GAAP for policies and practices related to material items that have been discussed with management of the Company; and other material written communications between the independent registered public accounting firm and the management of the Company, such as any management letter or schedule of unadjusted differences. In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence from the Company and its management, including the matters in the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The Audit Committee discussed with the Company’s internal and independent registered public accounting firm the overall scope and specific plans for their respective audits.

The Audit Committee meets with the internal and independent registered public accounting firm to discuss the results of their audits, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The meetings also are designed to facilitate any private communications with the Audit Committee desired by the internal auditors or independent registered public accounting firm. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

Patrick E. Corbin

Charles M. Johnston

William A. Paulette

W. Lewis Witt

Compensation Committee

The Compensation Committee consisted of Patrick E. Corbin, Henry P. Custis, Jr., Robert B. Goldstein, Hal F. Goltz, and W. Lewis Witt, all of whom the Board of Directors determined were independent in 2012 under standards set by the NASDAQ Stock Market. This committee met nine times in 2012.

The Compensation Committee reviews the compensation of all executive officers, determines the compensation package for the Chief Executive Officer, and administers the Company’s compensation programs. Refer to the sections of this proxy statement entitled “Executive Compensation” and “2012 Compensation Committee Report.”

The charter of the Compensation Committee appears on the Company’s website at http://www.snl.com/irweblinkx/corporateprofile.aspx?iid=4066242.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee consisted of Patrick E. Corbin, Henry P. Custis, Robert B. Goldstein, Hal F. Goltz, William A. Paulette, and W. Lewis Witt, all of whom the Board of Directors determined were independent in 2012 under standards set by the NASDAQ Stock Market. This committee met seven times in 2012.

The Nominating Committee does not have a written diversity policy, however, it does give consideration to potential candidates who would promote diversity on the Board with respect to professional background, experience, and expertise.

Qualification of Directors. In evaluating candidates for election to the Board, the Nominating Committee shall take into account the qualifications of the individual candidate as well as the composition of the Board of Directors as a whole. Among other things, the Nominating Committee considers the following:

•	the candidate’s ability to help the Board of Directors create shareholder wealth;

•	the candidate’s ability to represent the interests of the shareholders;

•	the business judgment and experience that is relevant to the business and acumen of the candidate;

•	the need of the Board of Directors to have certain skills and experience relevant to the business;

•

the candidate’s ability to fully participate in Board of Directors activities and fulfill the responsibilities of a director, including attendance at and active participation in, meetings of the Board of Directors or its committees;

•	other business and professional commitments of the candidate, including the number of other boards (public, private and charitable) on which the candidate serves; and

•	the financial sophistication, including the ability to qualify as “financially literate” under NASDAQ listing standards.

Under our Bylaws, shareholders may submit nominees for director. However, there have been no material changes to the procedures by which shareholders may submit such nominees since they were last reported by the Company.

The charter of the Corporate Governance and Nominating Committee appears on the Company’s website at http://www.snl.com/irweblinkx/corporateprofile.aspx?iid=4066242.

Board’s Role in Risk Oversight

The Board of Directors, through its Risk Oversight Committee, is actively involved in overseeing enterprise risk, primarily through the assistance of its Audit Committee. The Company’s Internal Audit Department conducts an annual investigation and evaluation of enterprise risk. The Internal Audit Department reports its findings to and answers inquiries of the Audit Committee. The Chairman of the Audit Committee then shares this information with the full Board of Directors at its next meeting and responds to its directions. In addition to the Audit Committee, other committees of the Board of Directors consider risk within their areas of responsibility. In setting executive compensation, the Compensation Committee considers risks that may be implicated by our compensation programs and endeavors to set executive compensation that creates incentives to achieve long-term shareholder value without encouraging excessive risk taking to achieve short-term results. The Compensation Committee reports its findings with explanations to the full Board of Directors.

Leadership Structure

We have operated under a board leadership structure with separate roles for our Chairman of the Board and our Chief Executive Officer, although our governance documents do not require us to do so. Historically, our Chairman of the Board is responsible for presiding over the meetings of the Board of Directors and the annual meetings of shareholders, and our Chief Executive Officer is responsible for the general management of the business, financial affairs, and day-to-day operations of the Company. As our directors continue to have more oversight responsibility, we believe it is beneficial to have a Chairman whose focus is to lead the board and facilitate communication among directors and management. Accordingly, we believe this structure is the best governance model for the Company and our shareholders.

Information About Shareholders

The Board of Directors has not established a written policy regarding communication with shareholders. A formal policy has not been adopted because directors have periodic contact with shareholders through business, personal, and community-based activities. Although not prescribed in a policy, shareholders may communicate with the Board of Directors through written communication addressed to the Company’s executive office at Attn: Douglas J. Glenn, President and Chief Executive Officer, Hampton Roads Bankshares, Inc., 641 Lynnhaven Parkway, Virginia Beach, Virginia 23452.

Board and Committee Meetings

The business of the Company is managed under the direction of the Board of Directors. The Board of Directors generally meets once a month and held 10 physical meetings and 4 teleconferences in 2012. During 2012 each director participated in at least 75% of all Board of Directors meetings and at least 75% of all meetings of committees on which he served. The Board of Directors does not have a policy regarding attendance at annual shareholders’ meetings. However, directors are encouraged to attend such meetings, and at the 2012 annual meeting of shareholders, held on December 26, 2012, three of the current directors, Douglas J. Glenn, Henry P. Custis, Jr., and W. Lewis Witt, were in attendance. All Board committee meetings are scheduled by the committee chairpersons as deemed necessary.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2012 certain directors and executive officers of the Company, their affiliates, and members of their immediate families were customers of and had loan transactions with the Company in the normal course of business and are expected to continue to have customer relationships with the Company in the future. All outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons, and did not involve more than a normal risk of collectability or present other unfavorable features.

At December 31, 2012 loans to executive officers, directors, and their associates amounted to $89.9 million. During 2012 additional loans and repayments of loans by executive officers, directors, and their associates netted $8.2 million.

Bank of Hampton Roads leased its Nags Head, North Carolina and one of its Kitty Hawk, North Carolina branches from Billy G. Roughton, a director of the Company, and his wife for monthly payments of $8,000 and $18,410, respectively, during 2012. Total payments under these leases in 2013 are expected to be approximately the same as in 2012. The Roughtons’ interests in these transactions are equal to the monthly lease payments. The term of the Nags Head lease was renewed for five years commencing August 2009. Kitty Hawk is a land lease that commenced in April 2006 for a term of twenty years, with three optional five-year renewals. In the opinion of management, the payments under these leases are as favorable to the Company as could have been made with unaffiliated parties.

On June 27, 2012, under the terms of a Standby Purchase Agreement with the Company, an affiliate of Carlyle Financial Services Harbor, L.P. received a $1.0 million cash fee in return for its agreement to fulfill its obligations under the Standby Purchase Agreement. Randal K. Quarles is a managing partner of this entity and a former director of the Company who resigned from the board in May 2012. James F. Burr is a designee of Carlyle Financial Services Harbor, L.P.

On June 27, 2012, under the terms of a Standby Purchase Agreement with the Company, ACMO-HR, L.L.C. received a $1.0 million cash fee in return for its agreement to fulfill its obligations under the Standby Purchase Agreement. Anchorage Advisors is affiliated with ACMO-HR, L.L.C. and Hal F. Goltz, a director of the Company, is a senior analyst of Anchorage Advisors.

On June 27, 2012, under the terms of a Standby Purchase Agreement with the Company, CapGen Capital Group VI LP received a $1.0 million cash fee in return for its agreement to fulfill its obligations under the Standby Purchase Agreement. Robert B. Goldstein, a director of the Company, is affiliated with this entity.

EXECUTIVE COMPENSATION

Executive Compensation Summary

Particularly within this challenging environment for banking services and the depressed market for bank stocks, our Compensation Committee and management believe that shareholder value must drive executive compensation decisions. While our compensation philosophy has been to maintain a competitive compensation package to attract qualified executive officers, we have historically had a pay-for-performance program that bases compensation decisions on the financial performance of the Company. Due primarily to recent economic conditions, the Company was unable to provide the return to shareholders that management and the Board of Directors desired. As a result of continued poor economic conditions, cash compensation to our executive officers remained stable in 2012, with non-equity bonus compensation all but eliminated. In 2012 the Company recommenced its equity incentive program by granting restricted stock units to certain directors and employees.

Our mergers have also factored into our executive compensation program. The June 1, 2008 merger combined the Company’s and Shore Bank’s executive management teams and the December 31, 2008 merger combined the Company’s and Gateway’s management teams. Both mergers brought together different executive compensation programs.

There have been several changes to these plans. The Company’s Executive Savings Plan was discontinued during 2010. On April 1, 2011, the Company converted all 401(k) plans into the Virginia Bankers Association Master Defined Contribution Plan for Hampton Roads Bankshares, Inc. On October 4, 2011, the Company’s shareholders approved the 2011 Omnibus Incentive Plan, which succeeds the Company’s 2006 Stock Incentive Plan and provides for the grant of up to 13,675,000 shares of our Common Stock as awards to employees of the Company and its related entities, members of the Board of Directors of the Company, and members of the board of directors of any of the Company’s related entities.

During 2012 our Compensation Committee focused on retaining and attracting key executives to assist in managing the financial challenges facing the Company. The Compensation Committee reviews the compensation, including salaries, bonuses, employee benefits, executive incentive plans, policies, practices, and programs, for the Company’s executive officers. We evaluate the performance of the Company’s Chief Executive Officer and, with the assistance of the Chief Executive Officer, the performance of the other executive officers.

Our intent is to offer compensation packages that will attract and retain high quality personnel for our organization. We want to provide our employees with incentives that will align their interests with the long-term and short-term goals of the organization as a whole. Several components of our compensation packages include vesting periods and stock ownership that are designed to promote loyalty and longevity among employees. We wish to reward those employees who are excelling in their respective positions and, by so doing, enhance the future profitability of our Company.

Changing Regulatory Environment

Our compensation programs during 2012 were also impacted by our participation in the Capital Purchase Program (“CPP”) of the United States Department of the Treasury’s (“Treasury”) Troubled Asset Relief Program (“TARP”). As a result of participation in TARP, our executives and certain of our employees are subject to compensation related limitations and restrictions, which will continue to apply so long as the Treasury holds the Common Stock it received in return for the financial assistance it provided us (disregarding any warrants to purchase our Common Stock that the Treasury may hold). The TARP compensation limitations and restrictions include:

•	a prohibition on payment to any of our five most highly compensated employees of any cash bonuses;

•

a prohibition on our Named Executive Officers and the next five most highly compensated employees from receiving any severance payments upon a termination of employment or any payments triggered by a change-in-control;

•

a requirement that we “claw back” incentive compensation to our Named Executive Officers and the next 20 most highly compensated employees if it is based on materially inaccurate financial statements or performance metrics and a prohibition on payment of any tax gross-up payment to this group; and

•	a limitation on tax deductions for compensation paid to each of our Named Executive Officers that exceeds $500,000 in any year.

On June 21, 2010, the Federal Reserve, the OCC, the FDIC, and the Office of Thrift Supervision issued guidance on sound incentive compensation policies. The guidance includes three broad principles:

•	Incentive compensation arrangements should balance risk and financial results in a manner that does not encourage employees to expose their organizations to imprudent risks.

•	A banking organization’s risk-management processes and internal controls should reinforce and support the development and maintenance of balanced incentive compensation arrangements.

•	Banking organizations should have strong and effective corporate governance to help ensure sound compensation practices, including active and effective oversight by the board of directors.

The guidance was immediately effective under the agencies’ power to regulate the safety and soundness of financial institutions. The guidance applies to all U.S. financial institutions.

As required by TARP and consistent with the other regulatory guidance mentioned above:

•	Performance-based bonuses and other incentive payments to the five most highly compensated employees and all other employees were not made during 2012.

•	The change of control agreements previously applicable to our Named Executive Officers, the next five most highly compensated employees, and all other employees continued to be suspended in 2012.

We have agreements with Douglas J. Glenn that authorize the Company or the applicable subsidiary of the Company to amend his compensation, bonus, incentive, and other benefit plans and arrangements and agreements as necessary to comply with the requirements of Section 111(b) of the Emergency Economic Stabilization Act of 2008 (“EESA”) and the Treasury’s CPP and waives any and all claims against the Treasury and against the Company for those changes that the Company shall make to its compensation and benefit programs to allow the Company to comply with Section 111(b) of EESA in conjunction with its participation in the Treasury’s CPP.

Our Board also adopted an “Excessive or Luxury Expenditure Policy” that is consistent with the TARP requirements. This policy, which applies to all our employees, covers expenditures for entertainment or events, office and facility renovations, aviation or other transportation services, and other activities or events. These expenditures are prohibited excessive or luxury expenditures to the extent they are not reasonable expenditures for staff development, reasonable performance incentives, or other similar reasonable measures conducted in the normal course of the Company’s business operations.

In addition to the TARP executive compensation restrictions described above, the Company is prohibited, under section 18(k) of the Federal Deposit Insurance Act and 12 C.F.R. Part 359, from making any severance or indemnification payments to its employees for so long as the Company or Bank of Hampton Roads remain in troubled condition under applicable federal regulations. To the extent that our plans or other arrangements described herein provide for severance or indemnification payments, we may be prohibited from making such payments by 12 C.F.R. Part 359.

Elements of Compensation

The challenge for management and the Compensation Committee is to motivate, retain, and reward key performers for working harder and smarter than ever in a very difficult banking environment. At the same time, we recognize that some of the tools we would use to accomplish these objectives are unavailable due to the TARP compensation restrictions. In 2012, management and the Compensation Committee, believing in the long-term validity of our compensation program, attempted to preserve the integrity of that program to the extent possible, while respecting the requirements and restrictions of TARP.

During 2012 the Company granted restricted stock units to our named executive officers. The restricted stock units vest over periods that range from immediately to two years but are also subject to other vesting restrictions described below. With the exception of Douglas J. Glenn, the executive officers did not play a role in the compensation process during 2012. Mr. Glenn presented information regarding the other executive officers to the Compensation Committee for their consideration. Mr. Glenn was never present while the Compensation Committee deliberated on his compensation package.

Our compensation packages currently consist of the following elements:

Salary: We consider many factors in determining the salary component for each of the executive officers. Because one of our objectives is to attract and retain high quality personnel, we, historically, have conducted surveys of other financial institutions and reviewed data from a peer group within our region taking into account asset size and revenue base to ensure that we are comparing ourselves to similar organizations.

Salary for each executive officer is determined based on his or her individual and group responsibilities and achievements during the preceding year and such determination includes judgments based on performance evaluations, regulatory examination results, efficiency in performance of duties, and demonstrated leadership skills. Normally, decisions to increase or decrease compensation materially from the prior period are influenced by the amount of new responsibilities taken on by the executive officers and their contributions to the profitability of the Company.

Employment Agreements:

Douglas J. Glenn. Mr. Glenn entered into a six-year employment contract in 2007. His annual base salary in 2012 under that employment agreement was $535,795. Mr. Glenn is eligible to participate in the following compensation programs offered by the Company: Supplemental Retirement Agreement and Stock Incentive Plan. On February 13, 2012, in connection with his appointment to President and Chief Executive Officer, Mr. Glenn entered into an Amended and Restated Employment Agreement (“Restated Agreement”). The Restated Agreement provides that Mr. Glenn’s employment with the Company and the Bank is at-will and that he is entitled to 90 days prior notice of termination of his employment. Mr. Glenn received an initial base salary of $550,000 under the Restated Agreement and is eligible for annual salary increases at the discretion of the Boards of Directors of the Company and the Bank of Hampton Roads. Under the Restated Agreement, Mr. Glenn is also entitled to participate in the Company’s employee and director benefit plans and programs for which he is or will be eligible and certain fringe benefits. Mr. Glenn will not be entitled to any change of control or severance benefits under the Restated Agreement.

The Restated Agreement provides that Mr. Glenn will receive annual restricted stock grants equal to 50% of his average base salary in the year of the grant. The restricted stock will vest on the later of two years from the date of the grant, the date the Company is no longer subject to the executive compensation and corporate governance requirements of Section 111(b) of the EESA, or the date the Company is no longer subject to the Written Agreement, effective June 17, 2010, among the Company, Bank of Hampton Roads, the Federal Reserve Bank of Richmond, and the Bureau of Financial Institutions of the Virginia State Corporation Commission (the “Written Agreement”). Any shares of restricted stock that vest shall not be transferable except as permitted by EESA and the regulations thereunder.

Mr. Glenn also has a supplemental employment retirement agreement. The purpose of the agreement is to provide a retirement vehicle for Mr. Glenn that will reward his years of service to the Company. Under this agreement, Mr. Glenn is eligible to receive an annual benefit payable in 15 installments equal to 50% of his benefit computation base following the attainment of his plan retirement date in 2031. The benefit computation base is calculated on his average compensation including bonuses from us over the three highest compensation completed calendar years prior to the year during which the plan retirement date occurs. Currently the estimated annual benefits payable upon retirement at the plan retirement date are $488,668. Mr. Glenn will become fully vested in the plan on November 2022. The Restated Agreement amended Mr. Glenn’s supplemental employment retirement agreement to state that the maximum aggregate amount he shall be entitled to receive is the lesser of $600,000 or the amount he is otherwise entitled to under the supplemental retirement agreement.

Upon his hiring in 2007, Mr. Glenn was granted incentive stock options for 800 shares of Company Common Stock that vest in years five through ten of Mr. Glenn’s employment, or immediately upon a change-of-control event and other customary circumstances.

Robert J. Bloxom. Mr. Bloxom previously entered into a five-year employment contract with Shore Bank in 2008, which includes payment of a severance amount in the event of a change-in-control of the Company, which may be paid unless the Treasury Department or other government agency issues guidance, such as EESA and the American Recovery and Reinvestment Act of 2009 (“ARRA”), that would prohibit such payments. If permitted by law, the severance amount will be equivalent to 2.99 times his annual salary payable over a sixty-month period. Mr. Bloxom’s annual salary in 2012 was $290,000. Mr. Bloxom’s employment contract will renew in five-year increments. In addition, Mr. Bloxom is eligible to participate in all of the plans and arrangements that are generally available to all of the Company’s salaried employees.

Stephen P. Theobald. Mr. Theobald left the Company effective March 31, 2013 to accept a CFO position with another financial services firm. Mr. Theobald had no written employment contract with the Company. His annual base salary was $425,000. In addition, Mr. Theobald was eligible to participate in all of the plans and arrangements that are generally available to all of the Company’s salaried employees.

Thomas B. Dix, III. Thomas B. Dix, III was appointed Interim Chief Financial Officer of the Company, effective as of April 1, 2013. Mr. Dix presently has no written employment contract with the Company. In connection with his appointment as Interim Chief Financial Officer, his annual base salary was set at $225,000. In addition, Mr. Dix is eligible to participate in all of the plans and arrangements that are generally available to all of the Company’s salaried employees.

Incentive Arrangement: In order to focus our executive officers’ attention on the profitability of the organization as a whole, we have historically paid cash incentives based upon our annual financial performance as measured by return on average assets. Given the operating losses recently experienced, a decision was reached that the Company would not pay bonuses to executive officers under this plan during 2012.

2011 Omnibus Stock Incentive Plan: We strongly encourage our employees to own stock in the Company. We feel that stock ownership among employees fosters loyalty and longevity and is an excellent method for aligning employee interests with the long-term goals of the organization and our shareholders. To facilitate stock ownership, the compensation committee of the Board of Directors adopted the 2011 Omnibus Stock Incentive Plan (the “2011 Plan”), which was approved by our shareholders on October 4, 2011. The 2011 Plan succeeds our 2006 Stock Incentive Plan and provides for the grant of up to 13,675,000 shares of our Common Stock as awards to employees of the Company and its related entities, members of the Board of Directors of the Company, and members of the board of directors of any of the Company’s related entities. Awards may be made in the form of options, stock appreciation rights, stock awards, stock units, and incentive awards. Each type of award under the 2011 Plan is subject to different requirements and the awards may be conditioned by the performance of the officers and their contribution to the performance of the Company. The 2011 Plan provides that no person shall be granted stock options or stock appreciation rights for more than 1,000,000 shares of Common Stock or stock awards or stock units of more than 500,000 shares of Common Stock during any calendar year. The 2011 Plan also provides that no person may be granted incentive awards in any calendar year with a maximum possible payout of more than $1.5 million.

During 2012 the Company issued restricted stock units under the 2011 Plan to its named executive officers in the following amounts: 239,194 units to Mr. Glenn, 189,732 units to Mr. Theobald, and 129,464 units to Mr. Bloxom. The restricted stock units will vest on the latest of the second anniversary of issuance, the date the Company is no longer subject to the executive compensation and corporate governance requirements of Section 111(b) of the EESA, or the date the Company is no longer subject to the Written Agreement. Within thirty days of vesting, the Company will settle the restricted stock units by issuing one share of its Common Stock for each vested restricted stock unit. Mr. Glenn also received 35,714 restricted stock units in his capacity as director of the Company. Half of these restricted stock units vested immediately on the date of grant and the other half will vest in one year with settlement dates of January 1, 2015 and January 1, 2016, respectively.

Upon Mr. Theobald’s resignation his shares were forfeited pursuant to the terms of the agreement.

Defined Contribution Plan: Previously, BOHR, Gateway, and Shore Bank had separate plans, however, on April 1, 2011, the Company converted all plans into the Virginia Bankers Association Master Defined Contribution Plan for Hampton Roads Bankshares, Inc. (the “Plan”). Any employee of the Company, Bank of Hampton Roads, or Hampton Roads Investments, Inc. who is at least 21 years of age and has at least three months of service is eligible to participate in the Plan. Additionally, any employee of Shore Bank who is at least 18 years old and has at least three months of service prior to April 1, 2011 is eligible to participate in the Plan. Participants may contribute up to 98% of their covered compensation, subject to statutory limitations, and the Company will make matching contributions of 100% of the first 3% of pay and 50% for the next 2% of pay. The Company may also make additional discretionary contributions to the Plan. Participants are fully vested in their contributions and the Company’s match immediately and become fully vested in the Company’s discretionary contributions after three years of service.

Risk Assessment

We reviewed our compensation programs and policies for all employees and determined that they do not encourage employees to expose the Company to imprudent risks and are not reasonably likely to have a material adverse effect on the Company. We believe our compensation programs are designed with the appropriate balance of risk and reward in relation to our Company’s overall business strategy. In addition, our executive compensation programs did not provide for the payment of performance-based bonuses in 2012, which significantly reduces the amount of excessive risk-taking that our compensation programs might impose.

2012 Compensation Committee Report

During 2012 the Company participated in the TARP established by the Treasury under the EESA as a result of its prior sale of preferred stock and warrants to the Treasury and subsequent exchange and conversion of preferred stock into Common Stock and warrants of the Company.

As required by the TARP and by the ARRA, the Compensation Committee reviewed the terms of each senior executive officer and employee compensation plan with the Company’s senior risk officer. This process included the review of all applicable senior executive officer and employee contracts, including salary, annual incentives, and long-term incentives and performance measurements.

As required by ARRA, a number of changes were made to our executive compensation program. The changes include:

•	Performance-based bonuses and other incentive payments to the five most highly compensated employees, as well as all other employees, were not made during 2011 and 2012.

•	The change of control agreements previously applicable to senior executive officers, the next five most highly compensated employees, and all other employees were suspended during 2012.

In addition, the Company has required that bonus payments to senior executive officers or any of the next twenty most highly compensated employees, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), be subject to a recovery or “clawback” provision if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria. However, there were no such bonus payments to any such officers or employees during 2011 or 2012.

The purpose of the review was to identify any features of the compensation plans that could encourage the Company’s executive officers to take unnecessary and excessive risks or encourage the Company’s employees to manipulate reported earnings to enhance compensation. The Committee believes that the compensation plans do not encourage the senior executive officers to take unnecessary or excessive risks that threaten the value of the Company or encourage the manipulation of reported earnings because such plans currently do not contain performance-based compensation elements.

The Compensation Committee certifies that it has reviewed the senior executive officer compensation plans with the senior risk officer and has made all reasonable efforts to ensure that these plans do not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of the Company. The Compensation Committee further certifies that it has reviewed the employee compensation plans with the senior risk officer and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company. The Company has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

Patrick E. Corbin

Henry P. Custis, Jr.

Robert B. Goldstein

Hal F. Goltz

W. Lewis Witt

Summary Compensation Table

The following table shows the compensation of our principal executive officer during 2012, as well as our two most highly compensated executive officers (other than our principal executive officer) during the year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(g)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)

Douglas J. Glenn, President and CEO(d)	2012 2011	$535,795 433,173	— —	$307,897 —	(h)	— —	— —	$(54,443 67,720	)(e) (f)	$43,333 44,300	(a)	$832,582 545,193

Stephen P. Theobald, Chief Financial Officer	2012 2011	425,000 425,000	— —	212,500 —		— —	— —	— —		6,375 4,797	(b)	643,875 429,797

Robert J. Bloxom, Chief Risk Officer	2012 2011	290,000 287,692	— —	145,000 —		— —	— —	— —		10,000 10,106	(c)	445,000 297,798

(a)	This amount includes $33,333 in board fees earned or paid in cash and $10,000 in 401(k) matching funds.
(b)	This amount includes $6,375 in 401(k) matching funds.
(c)	This amount includes $10,000 in 401(k) matching funds.
(d)	Mr. Glenn was named Interim President and Chief Executive Officer on August 18, 2011. His appointment was made permanent on February 13, 2012.
(e)	This amount represents the change in the benefit obligation for Mr. Glenn’s Supplemental Retirement Agreement during 2012. A decrease in the liability, which represents the present value of the payments that will be made to Mr. Glenn under the Supplemental Retirement Agreement upon his retirement, was recorded on the Company’s balance sheet. We have funded the Supplemental Retirement Agreement with a life insurance policy which names the Company as beneficiary. This life insurance policy will reimburse the Company for all expenses related to the Supplemental Retirement Agreement including the policy premiums and the payments made to Mr. Glenn upon his retirement.

(f)	This amount represents the change in the benefit obligation for Mr. Glenn’s Supplemental Retirement Agreement during 2011. These amounts were expensed during the year and a liability was recorded on the Company’s balance sheet which represents the present value of the payments that will be made to Mr. Glenn under the Supplemental Retirement Agreement upon his retirement.
(g)	The amounts in this column reflect the grant date fair value of restricted stock unit awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). The valuation assumptions used in determining these amounts are described in Note 15 of our consolidated financial statements filed with our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.
(h)	This amount includes 239,194 restricted stock units received in connection with Mr. Glenn’s service as President and Chief Executive Officer of the Company and 35,714 restricted stock units received in connection with Mr. Glenn’s service on the Company’s board of directors.

Outstanding Equity Awards at Year-End Table

The following table presents outstanding stock options and restricted stock units held by our named executive officers as of December 31, 2012. Each equity grant is shown separately for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Douglas J. Glenn						—	—	239,194	(b)	$267,897
	156	644	(a)	$306.25	11/01/2017	—	—	17,857	(c)	20,000
	80	—		300.00	12/31/2016	—	—	—		—
	400	—		300.00	12/31/2016	—	—	—		—
Stephen P. Theobald	—	—		—	—	—	—	189,732		212,500
Robert J. Bloxom	—	—		—	—	—	—	129,464		145,000

(a)	80 options vest annually each November 1.
(b)	The restricted stock units will vest on the latest of (i) December 27, 2014, (ii) the date the Company is no longer subject to the executive compensation and corporate governance requirements of Section 111(b) of the EESA, or (iii) the date the Company is no longer subject to the Written Agreement.
(c)	Vest on December 27, 2013.

Director Compensation Table

The following table shows compensation paid to directors of the Company during 2012.

Name	Total Fees Earned or Paid in Cash ($)(5)	Stock Awards ($)(1)	Option Awards ($)	Total ($)
Henry P. Custis, Jr.(2)	$47,958	$40,000	$—	$87,958
Patrick E. Corbin	28,958	40,000	—	68,958
Robert B. Goldstein	22,083	40,000	—	62,083
Hal F. Goltz(3)	—	—	—	—
Charles M. Johnston(4)	3,583	—	—	3,583
William A. Paulette	28,708	40,000	—	68,708
Billy G. Roughton	20,583	40,000	—	60,583
W. Lewis Witt	26,417	40,000	—	66,417

(1)	The amounts in this column reflect the grant date fair value of restricted stock unit awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). The valuation assumptions used in determining these amounts are described in Note 15 of our consolidated financial statements included in this Annual Report on Form 10-K.
(2)	Chairman Emeritus of the Board. Mr. Custis served as Chairman of the Board for the Company until May 2013
(3)	Mr. Goltz does not receive fees in his capacity as a director of the Company, pursuant to Anchorage Capital Management’s policies.
(4)	Mr. Johnston was appointed as director of the board and his first meeting was in November 2012. Mr. Johnston was named Chairman of the Board of the Company in May 2013.
(5)	This column represents fees earned or paid in cash from the Company and, in the case of Mr. Custis, Shore for serving on the respective board.

In 2010 the Board of Directors adopted a director compensation program pursuant to which each director beginning in 2011 would receive an annual cash retainer of $20,000 and an annual grant of restricted stock units with a one-year vesting period and a value equal to the annual cash retainer. In addition, during 2012 each director of the Company received $750 per committee meeting attended ($250 if attended by teleconference). The Chairman of the Company’s Board received an additional $625 per meeting but the chairman of a board committee was not otherwise compensated. Certain of the Company’s directors also serve as directors of Shore Bank. Each director of Shore Bank receives an annual retainer of $15,000 regardless of whether he attends meetings.

Due to the Company’s focus on other matters during 2011, the annual grant of restricted stock units was not distributed to eligible directors in 2011. Therefore, during 2012 the Company granted restricted stock units with a value equal to $40,000 to cover the 2011 and 2012 annual grants. Half of the restricted stock units vested immediately on the date of grant and the other half will vest in one year with settlement dates of January 1, 2015 and January 1, 2016, respectively.

PROPOSAL TWO:

RATIFICATION OF ACCOUNTANTS

General

The Audit Committee has recommended and the board of directors has ratified the selection of KPMG, LLP (“KPMG”) as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2013, and the Board of Directors desires that such appointment be ratified by our shareholders at the Annual Meeting. KPMG audited our consolidated financial statements for 2012, 2011 and 2010. Representatives of KPMG will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

A majority of the votes cast by holders of the Company’s Common Stock is required for the ratification of the appointment of the independent auditors.

Fees of Independent Public Accountants

Amounts paid to KPMG LLP for work performed in 2012 and 2011 appear below:

	KPMG
	2012		2011
Audit fees(1)	$455,556		$545,500
Audit-related fees	25,441	(2)	20,000	(2)
Tax fees	397,124		323,213
All other fees	—		39,000	(3)

(1)	Fees for financial statement audit, including audit of internal control over financial reporting and interim reviews, and reviews of registration statements and consents.
(2)	Fees for audit of 401(k) plan.
(3)	Fees related to advisory services.

As stated in the Audit Committee charter, the Audit Committee must pre-approve all audit and non-audit services provided by the firm of independent auditors. During 2012 the Audit Committee pre-approved 100% of services provided by KPMG. The Audit Committee has considered the provisions of these services by KPMG and has determined that the services are compatible with maintaining KPMG’s independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF KPMG

PROPOSAL THREE:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

On February 17, 2009, President Obama signed the American Reinvestment and Recovery Act (“ARRA”) into law. ARRA includes a provision, commonly referred to as “Say-on-Pay,” that requires any recipient of funds in TARP to permit a separate shareholder vote to approve the compensation of executives, as disclosed under the compensation disclosure rules of the SEC.

In order to comply with ARRA as a recipient of TARP funds, the Board of Directors is providing you the opportunity, as a shareholder, to endorse or not endorse our executive pay programs and policies through the following resolution:

“RESOLVED, that the shareholders approve the compensation of executive officers as disclosed in this Proxy Statement under the rules of the Securities and Exchange Commission.”

Vote Required

Non-binding approval of the Company’s executive compensation program would require that a majority of the shares present or represented at the Annual Meeting vote in favor of the proposal. Abstentions and broker non-votes will not be counted as votes cast, and therefore, will not affect the determination as to whether the Company’s executive compensation program as disclosed in this Proxy Statement is approved.

Because your vote is advisory, it will not be binding upon the Board of Directors, overrule any decision made by the Board of Directors, or create or imply any additional fiduciary duty by the Board of Directors. The Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS

VOTE “FOR” THE APPROVAL OF

THE COMPANY’S EXECUTIVE COMPENSATION

OTHER MATTERS

The board of directors does not know of any matters that will be presented for action at the Annual Meeting other than those described above or matters incident to the conduct of the Annual Meeting. If, however, any other matters not presently known to management should come before the Annual Meeting, it is intended that the shares represented by a shareholder’s proxy will be voted on such matters in accordance with the discretion of the holders of such proxy.

SHAREHOLDER PROPOSALS

The next Annual Meeting of Shareholders will be held by the Company on or about June 26, 2014. Any shareholder who wishes to submit a proposal for consideration at that meeting, and who wishes to have such proposal included in the Company’s Proxy Statement, must comply with SEC Rule 14a-8 and must submit the proposal in writing no later than February 7, 2014. All such proposals and notifications should be sent to Attn: Paul A. Driscoll, Secretary at Hampton Roads Bankshares, Inc. 641 Lynnhaven Parkway, Virginia Beach, Virginia 23452.

The Company’s Bylaws also prescribe the procedure that a shareholder must follow to nominate directors for election. Such nominations require written notice delivered to the Secretary of the Company at our principal executive office not later than (i) 45 days before the date on which we first mailed proxy materials for the prior year’s annual meeting of shareholders or (ii) in the case of special meetings, at the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. However, under our Bylaws if the date for the annual meeting has changed more than 30 days from the prior year, then the notice must be received at a reasonable time before the Company mails its proxy materials. The written notice must provide certain information and representations regarding both the nominee and the shareholder making the nomination and a written consent of the nominee to be named in a Proxy Statement as a nominee and to serve as a director if elected. Any shareholder may obtain a copy of the Bylaws, without charge, upon written request to the Chief Executive Officer of the Company. Based upon an anticipated mailing date of June 7, 2013 for the 2013 Proxy, the Company must receive proper notice of any such shareholder nomination no later than April 23, 2014.

GENERAL

Our 2012 Annual Report to Shareholders accompanies this Proxy Statement. Upon written request, we will provide shareholders with a copy of our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC, without charge. Please direct written requests for a copy of the Form 10-K to: Attn: Paul A. Driscoll, Secretary, Hampton Roads Bankshares, Inc., 641 Lynnhaven Parkway, Virginia Beach, Virginia 23452.

BY ORDER OF THE BOARD OF DIRECTORS OF THE COMPANY

Paul A. Driscoll, Secretary

Norfolk, Virginia

June 7, 2013

REVOCABLE PROXY
HAMPTON ROADS BANKSHARES, INC.

APPOINTMENT OF PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HAMPTON ROADS BANKSHARES, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 26, 2013

APPOINTMENT OF PROXY: The undersigned shareholder of Hampton Roads Bankshares, Inc., a Virginia Corporation (the “Company”), hereby appoints Thomas B. Dix, III, Senior Vice President, Treasurer and Interim Chief Financial Officer, and Paul A. Driscoll, Senior Vice President, Secretary and General Counsel, or either of them (the “Proxies”), as proxies with full power of substitution to act and vote for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held on June 26, 2013, at 9:00 a.m., at the Hilton Virginia Beach Oceanfront at 3001 Atlantic Avenue, Virginia Beach, Virginia, 23451, or at any adjournments thereof, as fully as the undersigned would be entitled to act and vote if personally present, in the election of directors, upon the proposals set forth below and described in the Proxy Statement and in their discretion with respect to such other matters that may properly be brought before the meeting or any adjournment thereof. If only one such Proxy be present and acting as such at the meeting or any adjournment, that one shall have all the powers hereby conferred.

Mark here if you plan to attend the meeting.	☐

Mark here for address change.	☐

Comments:

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

☒	PLEASE MARK VOTES
AS IN THIS EXAMPLE

		For	Withhold	For All Except
1.	Election of Directors. To elect 11 directors, each to serve a one-year term.	☐	☐	☐

(01) James F. Burr, (02) Patrick E. Corbin, (03) Henry P. Custis, Jr.,
(04) Douglas J. Glenn, (05) Robert B. Goldstein, (06) Hal F. Goltz,
(07) Stephen J. Gurgovits, (08) Charles M. Johnston,
(09) William A. Paulette, (10) John S. Poelker, (11) Billy G. Roughton

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

		For	Against	Abstain
2.	Ratification of Accountants. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.	☐	☐	☐

		For	Against	Abstain
3.	Advisory Vote on Executive Compensation. To allow shareholders to endorse or not endorse the compensation of the Company’s named executive officers as disclosed in the accompanying Proxy Statement.	☐	☐	☐

This appointment of proxy will be voted as directed, or, if no directions are indicated, will be voted for all items and in the discretion of the proxies with respect to any other matter. The undersigned hereby revokes all appointments of proxy previously given to vote at said meeting or any adjournments thereof.

Board recommendation. The Board of Directors recommends a vote “FOR” each of the Director nominees listed herein and “FOR” Proposals 2 and 3.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

Please sign above exactly as your name appears on the stock certificate and fill in the date. If there are joint owners, each must sign personally. Trustees and others signing in a representative capacity should indicate below the capacity in which they sign. If a corporation submits this appointment of proxy, it should be executed in the full corporate name by a duly authorized officer. If a partnership submits this appointment of proxy, please have it signed in the partnership name by an authorized person.

6997

REVOCABLE PROXY
HAMPTON ROADS BANKSHARES, INC.

YOUR VOTE IS IMPORTANT! PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.      By Telephone (using a Touch-Tone Phone); or

2.      By Internet; or

3.      By Mail.

To Vote by Telephone:

Call 1-866-627-2415 Toll-Free on a Touch-Tone

Phone anytime prior to 3 a.m., Eastern Time on June 26, 2013.

To Vote by Internet:

Go to https://www.rtcoproxy.com/hmpr prior to 3 a.m., Eastern Time on June 26, 2013.

Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.

	Mark here if you plan to attend the meeting.	☐

	Mark here for address change.	☐

Proxy Materials are available on-line at:	Comments:
http://www.snl.com/irweblinkx/docs.aspx?IID=4066242

FOLD HERE IF YOU ARE VOTING BY MAIL
PLEASE DO NOT DETACH

☒	PLEASE MARK VOTES
AS IN THIS EXAMPLE

		For	Withhold	For All Except
1.	Election of Directors. To elect 11 directors, each to serve a one-year term.	☐	☐	☐

(01) James F. Burr, (02) Patrick E. Corbin, (03) Henry P. Custis, Jr.,
(04) Douglas J. Glenn, (05) Robert B. Goldstein, (06) Hal F. Goltz,
(07) Stephen J. Gurgovits, (08) Charles M. Johnston,
(09) William A. Paulette, (10) John S. Poelker, (11) Billy G. Roughton

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

		For	Against	Abstain
2.	Ratification of Accountants. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.	☐	☐	☐

		For	Against	Abstain
3.	Advisory Vote on Executive Compensation. To allow shareholders to endorse or not endorse the compensation of the Company’s named executive officers as disclosed in the accompanying Proxy Statement.	☐	☐	☐

Board recommendation. The Board of Directors recommends a vote “FOR” each of the Director nominees listed herein and “FOR” Proposals 2 and 3.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

Please sign above exactly as your name appears on the stock certificate and fill in the date. If there are joint owners, each must sign personally. Trustees and others signing in a representative capacity should indicate below the capacity in which they sign. If a corporation submits this appointment of proxy, it should be executed in the full corporate name by a duly authorized officer. If a partnership submits this appointment of proxy, please have it signed in the partnership name by an authorized person.

HAMPTON ROADS BANKSHARES, INC. — ANNUAL MEETING, JUNE 26, 2013

YOUR VOTE IS IMPORTANT!

Proxy Materials are available on-line at:

http://www.snl.com/irweblinkx/docs.aspx?IId=4066242

You can vote in one of three ways:

1.	Call toll free 1-866-627-2415 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.rtcoproxy.com/hmpr and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY

HAMPTON ROADS BANKSHARES, INC.

APPOINTMENT OF PROXY SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF HAMPTON ROADS BANKSHARES, INC.

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 26, 2013

APPOINTMENT OF PROXY: The undersigned shareholder of Hampton Roads Bankshares, Inc., a Virginia Corporation (the “Company”), hereby appoints Thomas B. Dix, III, Senior Vice President, Treasurer and Interim Chief Financial Officer, and Paul A. Driscoll, Senior Vice President, Secretary and General Counsel, or either of them (the “Proxies”), as proxies with full power of substitution to act and vote for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held on June 26, 2013, at 9:00 a.m., at the Hilton Virginia Beach Oceanfront at 3001 Atlantic Avenue, Virginia Beach, Virginia, 23451, or at any adjournments thereof, as fully as the undersigned would be entitled to act and vote if personally present, in the election of directors, upon the proposals set forth below and described in the Proxy Statement and in their discretion with respect to such other matters that may properly be brought before the meeting or any adjournment thereof. If only one such Proxy be present and acting as such at the meeting or any adjournment, that one shall have all the powers hereby conferred.

Your vote is important. Unless you are voting via the Internet or by telephone, please complete, date and sign this appointment of proxy and return it promptly in the enclosed envelope, even if you plan to attend the meeting, so that your shares may be represented at the meeting.

This appointment of proxy will be voted as directed, or, if no directions are indicated, will be voted for all items and in the discretion of the proxies with respect to any other matter. The undersigned hereby revokes all appointments of proxy previously given to vote at said meeting or any adjournments thereof.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR

COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

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